Exhibit 10.4
EXECUTION COPY

Confirmation of OTC Warrant Transaction

Date:	September 9, 2008

To:	Mylan Inc. (“Counterparty”)
1500 Corporate Drive
Canonsburg, PA 15317
Attention: Edward J. Borkowski, Chief Financial Officer
Facsimile No.: (724) 514 1871
Telephone No.: (724) 514 1870

From:	Wells Fargo Bank, National Association. (“Dealer”)
550 California Street
14th Floor
San Francisco, CA 94104
Attention: Financial Product Documentation Group,
Equities Trading Manager
Facsimile No.: (415) 646-9208
Telephone No.: (415) 396-3962

Reference No:
Dear Sir / Madam:
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and Dealer on the Trade Date specified below (the “Transaction"). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of this Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.
     This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.
     The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	September 9, 2008
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Effective Date:
September 9, 2008 subject to cancellation of the OTC Warrant Transaction prior to 5:00 p.m. (New York City time) on such date by the Dealer. In the event of such cancellation, any payments previously made hereunder, including the Premium, shall be returned to the person making such payment. In addition, Counterparty shall reimburse Dealer for any costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position).

Warrant Style:	European

Warrant Type:	Call

Seller:	Counterparty

Buyer:	Dealer

Shares:	Shares of Common Stock, $0.50 par value, of Counterparty (Security Symbol: “MYL”).

Number of Warrants:	11,261,265

Daily Number of Warrants:
For any day, the unexercised Number of Warrants on such day divided by the remaining number of Expiration Dates (including such day) and rounded down to the nearest whole number, with the balance of the Number of Warrants exercised on the final Expiration Date.

Warrant Entitlement:	One (1) Share per Warrant

Strike Price:	$ 20.00

Premium:	$16,320,000

Premium Payment Date:	The Effective Date; provided that no cancellation of the Transaction has occurred prior to 5:00 p.m. (New York City time) on such date by Dealer.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Full Exchange Business Day:
A Scheduled Trading Day that has a scheduled closing time for its regular trading session at 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Procedures for Exercise:

Expiration Time:	11:59 p.m. (New York City time).

Expiration Dates:
The 80 consecutive Full Exchange Business Days beginning on and including December 15, 2015 each shall be the Expiration Date for a number of Warrants equal to the Daily Number of Warrants on such date. For the avoidance of doubt, the aggregate number of Expiration Dates hereunder shall not be affected by the occurrence of a Disrupted Day or other circumstance that causes a Scheduled Trading Day not to be a Full Exchange Business Day.

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Exercise Dates:	Each Expiration Date shall be an Exercise Date for a number of Warrants equal to the Daily Number of Warrants on such date. The Warrants shall not be exercised prior to the first such Exercise Date.

Automatic Exercise:
Applicable; provided that Section 3.4(a) of the Equity Definitions shall apply to Net Physical Settlement; and provided further that, unless all Warrants have been previously exercised hereunder, a number of Warrants for each Expiration Date equal to the Daily Number of Warrants for such Expiration Date shall be deemed to be automatically exercised.

Counterparty’s Telephone Number	Address: Mylan Inc.
and Telex and/or Facsimile Number	1500 Corporate Drive
and Contact Details for purpose	Canonsburg, PA 15317
of Giving Notice:	Attention: Edward J. Borkowski, Chief Financial Officer
Facsimile No.: (724) 514-1871
Telephone No.: (724) 514-1870

Valuation:

Valuation Dates:	Each Exercise Date

Settlement Terms:

Settlement Price:
For each Valuation Date, the Rule 10b-18 Dollar Volume Weighted Average Price of the Shares (“ VWAP ”) calculated from 9:45 a.m. to 3:45 p.m., as observed under the heading Bloomberg “VWAP” on Bloomberg page MYL.N <equity> VAP (or any successor thereto) (or if such volume-weighted average price is unavailable, the market value of one Share on such Valuation Date, as determined by the Calculation Agent); provided that, if the scheduled weekday closing time of the Exchange for any Valuation Date is later than 4:00 p.m. (without regard to after hours or any other trading outside of the regular trading session hours) the VWAP shall be calculated for such Valuation Date from 9:45 a.m. until 15 minutes prior to such later closing time of the Exchange.

Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Settlement Method:	Net Physical Settlement only.

Net Physical Settlement:
Counterparty shall deliver to Dealer on the Settlement Date a number of Shares (the “ Delivered Shares ”) equal to the Share Delivery Quantity; provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount in cash equal to the value of such fractional share shall be payable by the Counterparty to Dealer in lieu of such fractional Share. If, in the reasonable opinion of Dealer or Hedging Party based on advice of counsel, for any reason, the Shares deliverable upon Net Physical Settlement would not be immediately freely transferable by Dealer under Rule 144(b)(1) under the Securities Act of 1933, as amended (the “ Securities Act ”), then Dealer or Hedging Party may elect to either (x) accept delivery of such Shares notwithstanding any restriction on transfer or (y) have the provisions set forth under “ Registration/Private Placement ” below apply,

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mutatis mutandis.

Share Delivery Quantity:
For each Exercise Date, a number of Shares, as calculated by the Calculation Agent, equal to the Net Physical Settlement Amount for such Exercise Date divided by the Settlement Price on the Valuation Date in respect of such Exercise Date plus an amount in cash in lieu of any fractional shares (based on the applicable Settlement Price).

Net Physical Settlement Amount:
For any Exercise Date, an amount equal to the product of (i) the Number of Warrants being exercised on the relevant Exercise Date, (ii) the Strike Price Differential for such Exercise Date and (iii) the Warrant Entitlement.

Strike Price Differential:
For any Valuation Date, (i) if the Settlement Price is greater than the Strike Price, an amount equal to the excess of such Settlement Price over the Strike Price for such Valuation Date or (ii) if such Settlement Price is less than or equal to the Strike Price, zero.

Settlement Date:
Settlement with respect to each Exercise Date shall occur on the third (3rd) Full Exchange Business Day following the final Valuation Date; provided that Dealer or Hedging Party shall have the right to request by prior written notice to Counterparty a Settlement Date with respect to any Exercise Date and the related Share Delivery Quantity that is three (3) Full Exchange Business Days following such Exercise Date. Such request shall not unreasonably be denied.

Limitations on Net Physical Settlement by Counterparty:
Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed 18,972,416 Shares at any time, as adjusted by Calculation Agent to account for any subdivision, stock-split, stock combination, reclassification or similar dilutive or anti-dilutive event with respect to the Shares and as such number may be increased by operation of the provisions set forth below opposite the caption “Increases in Maximum Deliverable Share Amount ” (“ Maximum Deliverable Share
Amount ”).

Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that (i) Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share and (ii) Counterparty shall use its reasonable efforts to cause the number of Available Shares at all times to be greater than the Maximum Deliverable Share Amount.

For this purpose, “ Available Shares ” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith (other than the Transaction and any amendment thereto or new confirmation evidencing the issuance by Counterparty to Dealer of additional warrants within 30 days of September 3, 2008).

Increases in Maximum Deliverable Share Amount:
Following the Trade Date, Counterparty agrees to use its commercially reasonable efforts seek approval from its shareholders (including, without limitation, to seek such approval at its annual meeting of shareholders in 2009 and, if needed, the annual meeting of shareholders for each following calendar year) to increase the number of authorized but unissued Shares such that the number of Available Shares shall be equal to at least two times the Number of

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Warrants that remain unexercised (the “2x Condition ”). Upon Counterparty obtaining such approval for such an increase, the Maximum Deliverable Share Amount shall automatically increase to two times the aggregate Number of Warrants that remain unexercised. Counterparty further agrees that following the Trade Date and until the 2x Condition is satisfied, 30% of the increase in the number of authorized but unissued Shares and/or Shares that are held in treasury that results from any of the events described in clause (i), (ii) or (iii) below shall be reserved solely for delivery in connection with the Transaction, and the Maximum Deliverable Share Amount shall be increased in each case by one-half of the number of such additional authorized but unissued Shares. Until the 2x Condition has been satisfied, Counterparty shall notify Buyer no later than the third Business Day of each month of the occurrence during the immediately preceding month of any of the events described in clause (i), (ii) or (iii) below if the aggregate effect of such events would be to increase the number of additional but authorized Shares by at least 10,000 Shares (including the number of additional authorized but unissued Shares). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under the Transaction as a result of the “ Limitations on Net Physical Settlement by Counterparty ” set forth above (the resulting deficit, the “ Deficit Shares ”), Counterparty shall be continually obligated to deliver, from time to time (and, for the avoidance of doubt, irrespective of any early termination or cancellation of the relevant Transaction or the expiration of the relevant Warrants) until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries (including, without limitation, pursuant to the settlement or termination of any Share option or other derivative transactions) after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions. Until the full number of Deficit Shares has been delivered pursuant to this paragraph, Counterparty shall immediately notify Buyer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

Dividends:

Dividends:
If at any time during the period from and including the Trade Date, to and including the date on which Counterparty has fully performed its obligations to deliver Shares hereunder, an ex-dividend date for a cash dividend occurs with respect to the Shares (an “ Ex-Dividend Date ”), and that dividend is different from the Regular Dividend on a per Share basis, then the Calculation Agent will, in its reasonable discretion, adjust the Strike Price, the Number of Warrants, the Daily Number of Warrants, the Warrant Entitlement and any other variable it deems appropriate to preserve the fair value of the Warrants after taking into account such dividend and any corresponding adjustment to the Regular Dividend.

Regular Dividend:
Initially USD $0.00 per Share per quarter in respect of the Shares. In the event that, in any quarter, a regular quarterly Ex-Dividend Date occurs for which the amount of the corresponding cash dividend is different (the “ New Dividend Amount ”) from the Regular Dividend or no Ex-Dividend Date occurs (in which case the New Dividend Amount shall be zero), then following the adjustment by the Calculation Agent pursuant to “Dividends” above, the Regular Dividend

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shall equal the New Dividend Amount.

Extraordinary Dividends:
Any dividend other than Regular Dividends. For the avoidance of doubt, if more than one Ex-Dividend Date occurs in a quarter, the Calculation Agent shall designate any cash dividend other than a Regular Dividend as an Extraordinary Dividend and will, in its reasonable discretion, adjust the Strike Price, the Number of Warrants, the Daily Number of Warrants, the Warrant Entitlement and any other variable it deems appropriate to preserve the fair value of the Warrants after taking into account such Extraordinary Dividend.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:	(a) Share-for-Share: Modified Calculation Agent Adjustment

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Cancellation and Payment (Calculation Agent Determination); provided that the Calculation Agent may elect Component Adjustment for all or part of the Transaction.

Tender Offer:	Applicable

Consequences of Tender Offers:	(a) Share-for-Share: Modified Calculation Agent Adjustment

(b) Share-for-Other: Modified Calculation Agent Adjustment

(c) Share-for-Combined: Modified Calculation Agent Adjustment

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Modified Calculation Agent Adjustment:
If, in respect of any Merger Event to which Modified Calculation Agent Adjustment applies, the adjustments to be made in accordance with Section 12.2(e)(i) of the Equity Definitions would result in the Counterparty being different from the issuer of the Shares, then with respect to such Merger Event, as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, Dealer, Hedging Party and the Counterparty shall, prior to the Merger Date, have entered into such documentation containing representations, warranties and agreements relating to securities law and other issues as requested by Dealer or Hedging Party that Dealer or Hedging Party has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer or Hedging Party to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer or Hedging Party, and if such conditions are not

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met or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

Nationalization, Insolvency or Delisting:
Cancellation and Payment (Calculation Agent Determination) (subject to satisfaction by payment or delivery of Shares or cash as set forth in “Early Termination” below). In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions shall be amended by inserting (i) at the end of the fifth line thereof the following phrase: “(or GS)”, (ii) at the end of clause (X) the following phrase: “(or, in the case of GS, a Hedging Party Related Transaction)”; and (iii) in clause (Y), immediately following the words “such Transaction”, the following phrase: “(or, in the case of GS, a Hedging Party Related Transaction).”

GS:	Goldman Sachs International or any of its affiliates to which Goldman Sachs International assigns its rights and obligations under a Hedging Party Related Transaction.

Hedging Party Related Transaction:	A transaction between GS and Dealer or its affiliate evidenced by a confirmation that refers to the Transaction.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption Event:	Applicable; provided that Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting at the end of clause (A) the following phrase: “(or a Hedging Party Related Transaction).”

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:
Applicable; provided that Section 12.9(a)(vii) of the Equity Definitions is hereby amended by inserting in the third line thereof following the words “such Transaction” the following phrase: “(or a Hedging Party Related Transaction); provided further that, Section 12.9(b)(iv) of the Equity Definitions .is hereby amended by deleting the text from and including “(A)” to and including “(B)” and by deleting the words “in each case”.

Maximum Stock Loan Rate:	1.00%

Increased Cost of Stock Borrow:
Applicable; provided that it shall be a condition to Counterparty’s right to make the election described in clause (C) of Section 12.9(b)(v) of the Equity Definitions that on the date of such election, none of Counterparty, its directors, executive officers, or any person controlling, or exercising influence over, its

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decision to make such election is in possession of any material non-public information with respect to Counterparty or the Shares; provided further that, if Counterparty timely makes the election described in clause (A) or (B) of Section 12.9(b)(v) of the Equity Definitions, Counterparty shall thereafter remain entitled, subject to the foregoing condition, to terminate the Transaction pursuant to Section 12.9(b)(v)(C) of the Equity Definitions upon five Scheduled Trading Days’ notice to Dealer; and provided further that, Section 12.9(b)(v) of the Equity Definitions is hereby amended by deleting the text from and including “(X)” to and including “(Y)” and that Section 12.9(a)(viii) of the Equity Definitions is hereby amended by inserting in the second line thereof following the words “such Transaction” the following phrase “(or a Hedging Party Related Transaction).”

Initial Stock Loan Rate:	0.25%

Hedging Party:
GS; provided that, notwithstanding anything herein to the contrary, from and after the first day following the payment date in respect of any Early Termination Date under the Hedging Party Related Transaction, (such day, the “ Related Transaction Termination Date ”), Dealer shall be the Hedging Party.

Determining Party:	GS; provided that, notwithstanding anything herein to the contrary, from and after the first day following any Related Transaction Termination Date, Dealer shall be the Determining Party.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:
If Counterparty would be obligated to pay cash to Dealer pursuant to the terms of this Agreement due to an event or circumstance outside Counterparty’s control (or, subject to Hedging Party’s consent not to be unreasonably withheld or delayed, an event within Counterparty’s control) without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect, by giving irrevocable telephonic notice to Dealer and Hedging Party (followed by written confirmation thereof within 24 hours), to deliver to Dealer a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation. Such number of Shares to be delivered shall be the number of Shares, determined by the Calculation Agent, sufficient for Dealer to realize the cash equivalent of such payment obligation from proceeds of the sale of such number of Shares over a reasonable period of time taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares. Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Registration/Private Placement” hereof regarding Proceeds Amount and the provisions set forth in subsection (c) under “Additional Agreements, Representations and Covenants of Counterparty, Etc.” below. If the event giving rise to such payment obligation

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has resulted in holders of Shares receiving property (including cash) in exchange for Shares, then Counterparty shall satisfy its obligation pursuant to this paragraph by delivering such property; provided that if such event involves a choice of consideration, Dealer shall be entitled to receive the respective amounts of each type of property comprised in such consideration that holders of Shares in the aggregate are entitled to receive.

Early Termination:
Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date or the occurrence of Cancellation and Payment in whole or in part hereunder (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an (x) Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Master Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Master Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty’s control), Counterparty’s payment obligation in respect of this Transaction (the “ Transaction Early Termination Amount ”) may, at the option of Counterparty, be satisfied by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price (“ Early Termination Stock Settlement ”); provided, however, that Counterparty must notify Dealer and Hedging Party of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date, or notice that an Extraordinary Event has resulted in the cancellation or termination of the Transaction in whole or in part, is effective; provided further, however, that in no event shall Counterparty be required to deliver to Dealer a number of Shares greater than the Maximum Deliverable Share Amount. “ Termination Price ” means the market value per Share on the date that Shares are delivered in connection with such Early Termination Date, as determined by the Calculation Agent in a commercially reasonable manner taking into account any applicable discount to reflect any restrictions on transfer.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Clearance System Business Day following the date that notice specifying the number of Shares deliverable is effective; provided that, if Counterparty is delivering Shares as a result of a Merger Event, Tender Offer, Nationalization or Insolvency, the Settlement Date for such delivery will be immediately prior to the effective date or settlement date for such event and Dealer shall be entitled to receive the type of consideration that a holder of Shares at such time would be entitled to receive (and references herein to Shares shall be deemed to refer to such consideration, as applicable); provided that if such event involves a choice of consideration, Dealer shall be entitled to receive the respective amounts of each type of property (including cash) comprised in such consideration that holders of Shares in the aggregate are entitled to receive. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.” The number of Shares delivered pursuant Early Termination Stock Settlement shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Registration/Private Placement” hereof regarding Proceeds Amount and the provisions set forth in subsection (c) under “Additional Agreements, Representations and Covenants of Counterparty, Etc.” below.

On or prior to the Early Termination Date or date on which notice that an Extraordinary Event has resulted in the cancellation or termination of the
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Transaction in whole or in part is effective, as applicable, if Early Termination Stock Settlement is elected and if so requested by Dealer or Hedging Party upon advice of counsel, Counterparty shall comply with the provisions set forth below opposite the caption “Registration/Private Placement”.

Registration/Private Placement:
If the provisions under this heading “Registration/Private Placement” apply, Counterparty shall (subject to its right to make the election described in the immediately succeeding paragraph) (A) afford Dealer and Hedging Party (or an affiliate of Hedging Party designated by Hedging Party) a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for underwritten offerings of equity securities; (B) enter into a registration rights agreement with Dealer and Hedging Party (a “ Registered Settlement ”) in form and substance reasonably acceptable to Dealer which agreement (“ Registration Rights Agreement ”) will contain among other things, reasonable customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein; and (C) promptly file and use its commercially reasonable efforts to obtain the effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to Dealer and Hedging Party such Prospectuses as Dealer may reasonably request to comply with the applicable prospectus delivery requirements for the resale by Dealer and Hedging Party of such number of Shares as Dealer or Hedging Party shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all the Delivered Shares or Shares delivered by Counterparty in connection with an Early Termination Date, as the case may be, have been sold, (ii) Dealer and Hedging Party have each advised Counterparty that it no longer requires that such Registration Statement be effective, (iii) all remaining Shares could be sold by Dealer and Hedging Party without registration pursuant to Rule 144 promulgated under the Securities Act (the “ Termination Registration Period ”) or (iv) Counterparty has provided a legal opinion of nationally recognized counsel reasonably acceptable to Dealer in form and substance reasonably acceptable to Dealer and Hedging Party (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to Dealer and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by Dealer and Hedging Party to be potentially deliverable by Counterparty in connection with Net Physical Settlement or Early Termination Stock Settlement hereunder, as the case may be, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Termination Registration Period Counterparty shall represent to the Dealer and Hedging Party that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, they do not contain any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

In lieu of a Registered Settlement, Counterparty may elect, by notice to the Dealer and Hedging Party no later than the time the relevant delivery obligation
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is due, that this paragraph shall apply:

(a) Counterparty shall afford Dealer and Hedging Party (or an affiliate of Hedging Party designated by Hedging Party) and any potential institutional purchaser of any Shares identified by Dealer or Hedging Party a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for private placements of equity securities subject to execution of any customary confidentiality agreements;

(b) Counterparty shall enter into an agreement (a “ Private Placement Agreement ”) with Dealer and Hedging Party (or an affiliate of Hedging Party designated by Hedging Party) on commercially reasonable terms in connection with the private placement of such Shares (including any additional Shares pursuant to clause (c) below) by Counterparty to Dealer or an affiliate and the private resale of such shares by Dealer or such affiliate or by Hedging Party or such affiliates, substantially similar to private placement purchase agreements customary for private placements of equity securities, by a publicly reporting company (if Counterparty is a publicly reporting company at such time) to institutional purchasers, in form and substance commercially reasonably satisfactory to Dealer and Hedging Party, which Private Placement Agreement shall include provisions relating to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates, and Hedging Party and its Affiliates, shall provide for the payment by Counterparty of all expenses in connection with such resale, including all reasonable and documented fees and expenses of counsel for Dealer and counsel for Hedging Party, shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use commercially reasonable efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such affiliate, and to Hedging Party or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares;

(c) Dealer and/or Hedging Party shall sell the Delivered Shares or the Shares delivered by Counterparty in connection with Early Termination Stock Settlement, as the case may be, in a commercially reasonable manner until the amount received by Dealer and Hedging Party for the sale of the Shares
(the “ Proceeds Amount ”) is equal to the Net Physical Settlement Amount or the Transaction Early Termination Amount, as applicable. Any remaining delivered Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Net Physical Settlement Amount or the Transaction Early Termination Amount, as applicable, Counterparty shall promptly deliver upon notice from Dealer or Hedging Party (or an affiliate of Hedging Party designated by Hedging Party) additional Shares to Dealer until the dollar amount from the sale of such Shares by Dealer, or Hedging Party, as the case may be, equals the difference between the Net Physical Settlement Amount or the Transaction Early Termination Amount, as applicable, and the Proceeds Amount. In no event shall Counterparty be required to deliver to Dealer a number of Shares

OTC Warrant Confirmation (2015)

greater than the Maximum Deliverable Share Amount.

Notwithstanding the foregoing: (I) if Counterparty has elected to deliver Shares as described in paragraph (a) above and either (A) Counterparty does not provide for the sale of the Shares under the Registration Statement as provided in the Registration Rights Agreement, (B) the due diligence investigation referred to in clause (A) of the second preceding paragraph does not yield a result reasonably satisfactory to Dealer and Hedging Party (or an affiliate of Hedging Party designated by Hedging Party), (C) some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act or (D) some Shares cannot be sold due to the application of a blackout period or the failure of the Registration Statement to become effective on or prior to the date on which the relevant delivery obligation is due, then the provisions of the preceding paragraph shall apply to the extent Counterparty has not satisfied its obligations hereunder. (II) If the preceding paragraph is applicable and Counterparty fails to satisfy its obligations under such paragraph, then Counterparty may deliver unregistered Shares of equivalent value to the Net Physical Settlement Amount or the Transaction Early Termination Amount, as applicable, (or, if applicable, the unsatisfied portion thereof). The value of any unregistered Shares so delivered shall be discounted to reflect an appropriate liquidity discount (determined by Hedging Party in a commercially reasonable manner, taking into account Hedging Party’s policies and determinations with respect to any transfer restrictions that it deems advisable, based on the advice of counsel, to observe in connection with sales of such Shares). (III) If some or all of the Delivered Shares or Shares delivered in connection with an Early Termination Stock Settlement, as applicable, cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by Hedging Party in connection with this Transaction without a prospectus being required by applicable law to be delivered to such lender, then the value of any such Shares shall reflect the cost (determined by Hedging Party in good faith and in a commercially reasonable manner) to Hedging Party of trading Shares in order to close out its hedge position if any, and the number of Shares required to be delivered shall be adjusted accordingly. In no event shall Counterparty be required to (i) top-up the delivery in cash or (ii) deliver to Dealer a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:
Counterparty represents and agrees that it has complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty further represents and warrants to Buyer and GS:

(a) Counterparty is not entering into this Transaction to create
OTC Warrant Confirmation (2015)

actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Counterparty represents and acknowledges with Buyer and GS that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, Dealer or GS is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149, 150 or 157, EITF Issue No. 00-19 (or any successor issue statements), under FASB’s Liabilities & Equity Project or under any other accounting standards or guidance;

(c) Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(d) As of the Trade Date and each date on which a payment of cash is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

Account Details:	Account for payments to Counterparty:
Account Name: Mylan Laboratories Inc.
Bank Name: Huntington National Bank
ABA #: 44000024
A/C #: 1411114335
Swift code: HUNTUS33

Account for payments to Dealer:
To be advised

Agreement Regarding Shares:
Counterparty agrees that, in respect of any Shares delivered to Dealer, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or as may be required in connection with any Registration Statement filed with respect to any Shares.

Bankruptcy Rights:
In the event of Counterparty’s bankruptcy, Dealer’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Dealer’s rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

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Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Transfer:
Neither party may transfer its rights or delegate its obligations under this Transaction without the prior written consent of the other party, except that Dealer, after payment in full of the Premium, may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an " Assignee ”) with the prior consent of the Counterparty (such consent not to be unreasonably withheld or delayed). In addition, Dealer may assign and delegate its rights and obligations under this Transaction to any subsidiary of Wells Fargo & Co (an “ Assignee ”) by notice specifying the effective date of such transfer (“ Transfer Effective Date ”) and including an (i) executed acceptance and assumption by the Assignee of such rights and obligations; provided that Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Counterparty would have been required to pay to Dealer in the absence of such transfer; and (ii) the Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which Dealer would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess.

On the Transfer Effective Date, (a) Dealer shall be released from all obligations and liabilities arising under this Transaction; and (b) the assigned and delegated rights and obligations under this Transaction shall cease to be a Transaction under the Agreement and shall be deemed to be a Transaction under an ISDA form of Master Agreement (Multicurrency-Cross Border) and Schedule substantially in the form of the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates, or Hedging Party, in which event Hedging Party may designate any of its affiliates, to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of this Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Upon a transfer under this provision, GS (if then the Calculation Agent and Hedging Party) shall remain the Calculation Agent and Hedging Party.

Indemnity:
Counterparty agrees to indemnify Dealer, GS, their respective Affiliates and their respective directors, officers, agents and controlling parties (each such person being an “ Indemnified Party ”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of a breach of any representation or covenant hereunder, in the Agreement or any other agreement relating to the Agreement or Transaction and will reimburse Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or

OTC Warrant Confirmation (2015)

not such Indemnified Party is a party thereto. Seller will not be liable under the foregoing Indemnity provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Dealer’s gross negligence or willful misconduct.

Right to Extend:
Dealer or GS may postpone, in whole or in part, any Expiration Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Daily Number of Warrants with respect to one or more Expiration Dates) if Dealer or GS determines, in its commercially reasonable judgment, that such extension is reasonably necessary or appropriate to preserve Dealer’s or GS’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer or GS to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer or GS were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:
(a)	Counterparty hereby represents and warrants to Dealer, on each day from the Trade Date to and including the earlier of (i) October 7, 2008 and (ii) the date by which Dealer is able to initially complete a hedge of its position created by this Transaction, that:
(1)	it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except pursuant to transactions or arrangements which have been approved by GS; and

(2)	it has publicly disclosed all material information necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws.
(b)	No collateral shall be required by either party for any reason in connection with this Transaction.
(c)	Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(d)	Notwithstanding anything to the contrary herein, Dealer shall not be entitled to receive, nor shall be deemed to receive, any Shares deliverable hereunder to the extent (but only to the extent) that after such receipt of any Shares the Dealer Ownership Percentage (as defined below) would exceed 4.0% or the receipt of such Shares would require prior regulatory approval by a State or federal regulator and such approval has not been received or the receipt of such Shares would otherwise be prohibited under any State or federal bank holding company or banking laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Law”)(a “Dealer Excess Ownership Position”). The “Dealer Ownership Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the greater of (1) the number of Shares that Dealer and its affiliates subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act but excluding any group formed for the affirmative purpose of changing or influencing control of the Issuer) with Dealer (collectively, “Dealer Group”) “beneficially own” (within the meaning of Section 13 of the Exchange Act) without duplication on such day and (2) the number of shares that Dealer and all persons comprising part of the same “acquiring person” as Dealer “beneficially own”, as each such term is used in Counterparty’s Rights Agreement between the Counterparty and American Stock Transfer & Trust Company dated as of August 22, 1996, as amended as of November 8, 1999, August 13, 2004, September 8, 2004, December 2, 2004 and December 19, 2005 (as so amended and as may be subsequently amended, supplemented or
OTC Warrant Confirmation (2015)

replaced from time to time, the “Rights Agreement”), on such day and (B) the denominator of which is the number of Shares outstanding on such day.

If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after Dealer gives notice that such delivery would not result in the existence of a Dealer Excess Ownership Position.
Amendments to Equity Definitions:
(i) The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and replacing them with “material”, and deleting the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;
(ii) Sections 11.2(a) and 11.2(e)(vii) of the Equity Definitions are hereby amended by deleting the words “diluting or concentrative” and replacing them with “material” and adding the phrase “or options on the Shares” at the end of the sentence;
ISDA Master Agreement:
With respect to the Agreement, Dealer and Counterparty each agree as follows:
“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of this Transaction: Not applicable.
The provisions of “Default under Specified Transaction” as set forth in Section 5(a)(v) of the Agreement shall not apply to Dealer or Counterparty.
The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Counterparty; provided that the text of Section 5(a)(vi) following the words “occurrence or existence of” in the second line thereof through the end of such Section 5(a)(vi) shall be replaced in its entirety by the following:
one or more defaults under any of the agreements, indentures or instruments under which Issuer or any “significant subsidiary” (as such term is defined in Regulation S-X promulgated under the Securities Act of 1933) of Issuer then has outstanding indebtedness in excess of $50 million, individually or in the aggregate, and either (a) such default results from the failure to pay such indebtedness at its stated final maturity and such default has not been cured or the indebtedness repaid in full within ten days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been rescinded or such indebtedness repaid in full within ten days of the acceleration;
The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will not apply to Dealer or to Counterparty.
Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.
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Additional Termination Events.
The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Counterparty shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Dealer or Hedging Party may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:
(i) within the period commencing on the Trade Date and ending on the second anniversary of the Premium Payment Date, Hedging Party reasonably determines that it is advisable to terminate a portion of the Transaction so that Hedging Party’s related hedging activities will comply with applicable securities laws, rules or regulations; or

(ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting stock representing 50% or more of the total voting power of all outstanding voting stock of the Issuer, other than an acquisition by the Issuer, any of the Issuer’s subsidiaries or any of the Issuer’s employee benefit plans; provided that this clause (ii) shall not apply to a merger of the Issuer with or into a wholly-owned subsidiary of an issuer that has a class of common stock or American Depositary Receipts in respect of common stock traded on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or the American Stock Exchange if immediately following the transaction or series of transactions the holders of the Issuer’s common stock immediately before such transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of such issuer; or

(iii) the Issuer consolidates with, or merges with or into, another person or the Issuer sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of Counterparty, “beneficially own or owns” (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person and such surviving or transferee person has a class of common stock or American Depositary Receipts in respect of common stock traded on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or the American Stock Exchange; or

(iv) the adoption of a plan of liquidation or dissolution of the Issuer; or

(v) during any consecutive two-year period, the continuing directors cease for any reason to constitute a majority of the board of directors of the Issuer; for purposes of this clause (v), “continuing directors” means, as of any date of determination, any member of the board of directors of the Issuer who was (a) a member of such board of directors on the Effective Date or (b) nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election; or

(vi) the Shares (or other common stock into which the Shares have been converted or for which the Shares have been exchanged in connection with any merger, reclassification or recapitalization of Counterparty) are not listed for trading on the New York Stock Exchange or the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) or cease to be so traded or quoted in contemplation of a delisting or withdrawal of approval.
     Notwithstanding the foregoing, a transaction described in clause (ii) or (iii) above will not constitute an Additional Termination Event if at least 90% of the consideration for the Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions consists of common stock and any associated rights listed on a United States national securities exchange, or which
OTC Warrant Confirmation (2015)

will be so traded or quoted when issued or exchanged in connection with such transaction, and as a result of such transaction or transactions the Warrants hereunder become convertible into consideration consisting of at least 90% of such common stock.
The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Dealer or to Counterparty.
“Termination Currency” means USD.
Tax Representations.
(I)	Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.
(II)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:
(i)	Dealer represents that it is a national banking association organized under the laws of the United States.

(ii)	Counterparty represents that it is a corporation incorporated in Pennsylvania.
Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:
(a)	Tax forms, documents or certificates to be delivered are:

Dealer agrees to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, and deliver to Counterparty, United States Internal Revenue Service Form W-9 and all required attachments, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by Dealer has become obsolete or incorrect.

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to Dealer), execute, and deliver to Dealer, United States Internal Revenue Service Form W-9, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

(b)	Other documents to be delivered (to opposite party; also to GS where indicated):

Covered by
Party Required to			Section 3(d)
Deliver Document	Document Required to be Delivered	When Required	Representation
Counterparty, and	Evidence of the authority and true	Upon or before	Yes
OTC Warrant Confirmation (2015)

Covered by
Party Required to			Section 3(d)
Deliver Document	Document Required to be Delivered	When Required	Representation
Dealer	signatures of each official or representative signing this Confirmation (also to GS)	execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificate or certificates as Dealer shall reasonably request (also to GS)	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	An opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement (also to GS, as reasonably acceptable to GS in form and substance)	Upon or before September 15, 2008	No
Effectiveness. If, prior to the Effective Date, Dealer or Hedging Party reasonably determines that it is advisable to cancel the Transaction because of concerns that Dealer’s or Hedging Party’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, such Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation in respect of such Transaction.
Addresses for Notices: For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to Dealer for all purposes:

Address:	Wells Fargo Bank, National Association
Attention:	550 California Street
14th Floor
San Francisco, CA 94104
Facsimile No.:	(415) 646-9208
Telephone No.:	(415) 396-3962
Address for notices or communications to GS for all purposes:
OTC Warrant Confirmation (2015)

Address:	Goldman Sachs International
Attention:	Equity Operations: Operations and Derivatives
c/o Goldman, Sachs & Co.
One New York Plaza
New York, NY 10004
Facsimile No.:	(212) 428-1980/1983
Telephone No.:	(212) 902-1981
Address for notices or communications to Counterparty for all purposes:

Address:	1500 Corporate Drive
Canonsburg, PA 15317
Attention: Edward J. Borkowski, Chief Financial Officer
Facsimile No.: (724) 514 1871
Telephone No.: (724) 514 1870
Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Dealer, GS nor Counterparty is a Multibranch Party.
Calculation Agent. “Calculation Agent” means GS. Upon the request of either party, the Calculation Agent (or, in the case of a determination made by a party (including a party acting as Hedging Party or Determining Party), such party) shall, no later than the 5th Business Day following such request, provide the parties with a statement showing, in reasonable detail, the computations (including any relevant quotations) by which it has determined any amount payable or deliverable under, or any adjustment to the terms of, this Transaction; provided that in no event shall Calculation Agent be required to disclose its proprietary models or other proprietary information. All judgments, determinations and calculations hereunder by the Calculation Agent or by a party hereto shall be performed in good faith and in a commercially reasonable manner.
Credit Support Provider.
With respect to Dealer: Not Applicable
With respect to Counterparty: Not Applicable.
Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.
Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding by the other party against it relating to the Transaction to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.
Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.
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Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:
Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1 (a)(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1(a)(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.
Acknowledgements:
(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation and the Agreement.
(b)	The parties hereto intend for:
(i)	Buyer be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53C) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)	a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.
Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”
Third Party Beneficiary. GS shall be the third party beneficiary of Issuer’s representations, warranties, agreements, indemnities and other obligations hereunder and will have a right to directly enforce those obligations against the Issuer.
Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.
Disclosure. Each party hereby acknowledges and agrees that Dealer has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Dealer) that such disclosure is required by law or by the rules of the New York Stock Exchange or any securities exchange. Notwithstanding the foregoing, effective from the date of
OTC Warrant Confirmation (2015)

commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.
[Signatures follow on separate page]
OTC Warrant Confirmation (2015)

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Authorized Signatory
Authorized Signatory

Confirmed as of the date first above written:

MYLAN INC.
By:	/s/ Brian Byala
Name:	Brian Byala
Title:	Authorized Signatory